Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Advanced Energy Industries (Malaysia) SDN. BHD.	Malaysia
Advanced Energy Industries (Shenzhen) Co., Ltd.	China
Advanced Energy Industries (Thailand) Ltd.	Thailand
Advanced Energy Industries AE - Israel Ltd.	Israel
Advanced Energy Industries Limited	Hong Kong
Advanced Energy Industries U.K., Ltd.	United Kingdom
Advanced Energy Industries, GmbH	Germany
Advanced Energy Industries, Inc. Shanghai	China
Advanced Energy Japan K.K.	Japan
Advanced Energy Singapore PTE. Ltd.	Singapore
Advanced Energy Taiwan, Ltd.	Taiwan
Advanced Energy Xi'an Co., Ltd.	China
AE Korea, Ltd.	South Korea
AE Power Singapore Pte Ltd.	Singapore
AEI Finance GmbH & Co., KG	Germany
AEI Finance Verwaltungs GmbH	Germany
AEI Holdings GmbH	Germany
AEI Korea Services, Ltd.	South Korea
AEI Power GmbH	Germany
AEI Power India PVT. Ltd.	India
AEI US Subsidiary, LLC	Delaware
AES Global Holding PTE Ltd.	Singapore
Artesyn Embedded Technologies (Hong Kong) Limited	Hong Kong
Artesyn Embedded Technologies GmbH	Germany
Artesyn Embedded Technologies Philippines Inc.	Philippines
Artesyn Embedded Technologies, Inc.	Florida
Artesyn Technologies Asia-Pacific Ltd.	Hong Kong
Astec Agencies Limited	Hong Kong
Astec Agencies Limited [Philippines ROHQ]	Philippines
Astec Agencies Limited [Taiwan Branch]	Taiwan
Astec America, LLC	Delaware
Astec Custom Power (Singapore) Pte. Ltd.	Singapore
Astec Electronics Company Limited	China
Astec Electronics Company Limited [Beijing Branch]	China
Astec Electronics Company Limited [Xi'an Branch]	China
Astec Europe Limited	United Kingdom
Astec Europe Limited [Austria Branch]	Austria
Astec Europe Limited [Ireland Branch]	Ireland
Astec Europe Limited [Italy Branch]	Italy
Astec International Limited	Hong Kong
Astec Power Philippines, Inc.	Philippines
Astec Power Supply (Shenzhen) Company Limited	China
Embedded Computing & Power (India) Private Limited	India
Excelsys Technologies Ltd.	Ireland
HiTek DB Pension Scheme Trustees Ltd	United Kingdom
HiTek Power GmbH	Germany
HiTek Power Ltd.	United Kingdom
Industrias SL S.A. de C.V.	Mexico
LumaSense Equipments India Pvt. Ltd.	India
LumaSense Europe GmbH	Germany

Name	Jurisdiction of Incorporation or Organization
LumaSense Sensor GmbH	Germany
LumaSense Technologies A/S	Denmark
LumaSense Technologies B.V.	Netherlands
LumaSense Technologies GmbH	Germany
LumaSenseTechnologies Holdings, Inc.	Delaware
LumaSense Technologies SARL	France
LumaSenseTechnologies, Inc.	Delaware
Mirroware Manufacturing Limited	United Kingdom
Sekidenko, Inc.	Washington
Siren Acquisition Sub, Inc.	New York
SL Power Electronics Corporation	Delaware
SL Power Electronics Limited	United Kingdom
SL Shanghai Power Electronics Corporation	China
SL Xianghe Power Electronics Corporation	China
Solvix GmbH	Switzerland
Solvix LLC	Colorado
String Inverter Repair Services LLC	Colorado
Stourbridge Holdings (UK) Limited	United Kingdom
Tegam, Inc.	Ohio
TJ Acquisition Subsidiary, Inc.	New York
Trek Holdings G.K.	Japan
Trek Japan K.K.	Japan
Trek, Inc.	New York
UltraVolt Group Inc.	Delaware
UltraVolt, Inc.	New York
Versatile Power, Inc.	California
Zhongshan Artesyn Technologies Co., Ltd.	China